Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 8, 2023, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 8, 2023 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Third Quarter 2023 Operating Results
NORTH BETHESDA, Md. (November 2, 2023) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2023. For the three months ended September 30, 2023 and 2022, net income available for common shareholders was $0.67 per diluted share and $1.89 per diluted share, respectively. For the three months ended September 30, 2023 and 2022, operating income was $100.1 million and $191.7 million, respectively.
Highlights for the third quarter and subsequent to quarter-end include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $1.65 for the quarter.
•Generated 3.8% comparable property operating income (POI) growth for the quarter.
•Highest year-to-date comparable leasing volume on record with 1.6 million square feet of comparable space signed in the first nine months of 2023.
•Continued robust levels of leasing with 100 signed leases for 552,765 square feet of comparable space in the quarter at a cash basis rollover of 11%.
•Federal Realty’s portfolio was 92.3% occupied and 94.0% leased. Both metrics reflect a negative impact of approximately 100 basis points resulting from the vacating of the final Bed Bath & Beyond leases.
•Continued strong small shop leasing, ending the quarter at 90.7% leased, an increase of 50 basis points quarter-over-quarter and 80 basis points year-over-year.
•Tightened and raised 2023 earnings per diluted share guidance to $2.65 - $2.73 and 2023 FFO per diluted share guidance to $6.50 - $6.58.
“In the first nine months of 2023, we achieved a Federal Realty record by leasing over 1.6 million square feet of comparable space,” said Donald C. Wood, Federal Realty’s Chief Executive Officer. “Our business's strength lies in superior demographics, fueling active leasing at our premium retail destinations. We remain focused on continuing to grow occupancy over the coming quarters.”

Financial Results
Net Income
For the third quarter 2023, net income available for common shareholders was $55.0 million and earnings per diluted share was $0.67 versus $154.1 million and $1.89, respectively, for the third quarter 2022.
FFO
For the third quarter 2023, FFO was $135.3 million, or $1.65 per diluted share, compared to $129.3 million, or $1.59 per diluted share for the third quarter 2022.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 92.3% occupied as of September 30, 2023, an increase of 20 basis points year-over-year. The portfolio was 94.0% leased as of September 30, 2023. Both the occupied and leased metrics reflect a negative impact of approximately 100 basis points resulting from the vacating of the final Bed Bath & Beyond leases.
Small shop leased rate was 90.7% as of September 30, 2023, an increase of 50 basis points quarter-over-quarter and 80 basis points year-over-year.
Additionally, our residential properties were 97.8% leased as of September 30, 2023.
Leasing Activity
During the third quarter 2023, Federal Realty signed 105 leases for 565,496 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 100 leases for 552,765 square feet at an average rent of $34.51 per square foot compared to the average contractual rent of $31.17 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 11%, 21% on a straight-line basis.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.09 per common share, resulting in an indicated annual rate of $4.36 per common share. The regular common dividend will be payable on January 16, 2024 to common shareholders of record as of January 2, 2024.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on January 16, 2024 to shareholders of record as of January 2, 2024.

Summary of Other Activities
•August 28, 2023 – Federal Realty earned a place on The San Francisco Chronicle's 2023 Top Workplaces list for its commitment to employee well-being and satisfaction.
•October 12, 2023 – Federal Realty acquired the fee interest under a portion of its Mercer on One (formerly known as Mercer Mall) property for $55.0 million pursuant to the purchase option included in the master lease.
•October 27, 2023 – Federal Realty sold a building on Third Street Promenade in Santa Monica, California for $17.2 million.
Guidance
Federal Realty tightened and raised its 2023 guidance for earnings per diluted share to $2.65 to $2.73 from $2.64 to $2.76 and its 2023 FFO per diluted share to $6.50 to $6.58 from $6.46 to $6.58.
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its third quarter 2023 earnings conference call, which is scheduled for Thursday, November 2, 2023 at 5:00 PM ET. To participate, please call 1-844-826-3035 five to ten minutes prior to the call start time and use the passcode 3535271 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through November 16, 2023 by dialing 1-844-512-2921; Passcode: 10182801.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 102 properties include approximately 3,300 tenants, in 26 million square feet, and approximately 3,100 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 56 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 8, 2023, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;

•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 8, 2023 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
September 30, 2023
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$286,323	$273,179	$839,509	$793,516
Mortgage interest income	281	272	833	805
Total revenue	286,604	273,451	840,342	794,321
EXPENSES
Rental expenses	58,595	58,809	169,410	166,189
Real estate taxes	33,045	32,803	97,992	94,628
General and administrative	13,149	13,100	37,607	39,046
Depreciation and amortization	81,731	77,109	239,342	223,244
Total operating expenses	186,520	181,821	544,351	523,107

Gain on deconsolidation of VIE	—	70,374	—	70,374
Gain on sale of real estate	—	29,723	1,702	29,723

OPERATING INCOME	100,084	191,727	297,693	371,311

OTHER INCOME/(EXPENSE)
Other interest income	721	234	3,775	487
Interest expense	(42,726)	(35,060)	(124,835)	(98,707)
Income from partnerships	1,313	1,873	3,494	4,878
NET INCOME	59,392	158,774	180,127	277,969
Net income attributable to noncontrolling interests	(2,344)	(2,636)	(7,245)	(8,171)
NET INCOME ATTRIBUTABLE TO THE TRUST	57,048	156,138	172,882	269,798
Dividends on preferred shares	(2,008)	(2,008)	(6,024)	(6,026)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$55,040	$154,130	$166,858	$263,772

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.67	$1.90	$2.04	$3.31
Weighted average number of common shares	81,274	80,765	81,210	79,480
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.67	$1.89	$2.04	$3.31
Weighted average number of common shares	81,274	81,511	81,210	80,137

Federal Realty Investment Trust
Consolidated Balance Sheets
September 30, 2023
	September 30,	December 31,
	2023	2022
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including 2,013,166 and $1,997,583 of consolidated variable interest entities, respectively)	$9,848,565	$9,441,945
Construction-in-progress (including $11,030 and $8,477 of consolidated variable interest entities, respectively)	619,964	662,554
	10,468,529	10,104,499
Less accumulated depreciation and amortization (including $402,929 and $362,921 of consolidated variable interest entities, respectively)	(2,901,879)	(2,715,817)
Net real estate	7,566,650	7,388,682
Cash and cash equivalents	98,210	85,558
Accounts and notes receivable, net	192,066	197,648
Mortgage notes receivable, net	9,209	9,456
Investment in partnerships	35,463	145,205
Operating lease right of use assets, net	87,597	94,569
Finance lease right of use assets, net	44,762	45,467
Prepaid expenses and other assets	259,736	267,406
TOTAL ASSETS	$8,293,693	$8,233,991
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $189,928 and $191,827 of consolidated variable interest entities, respectively)	$318,501	$320,615
Notes payable, net	652,203	601,077
Senior notes and debentures, net	3,479,821	3,407,701
Accounts payable and accrued expenses	209,854	190,340
Dividends payable	91,372	90,263
Security deposits payable	30,180	28,508
Operating lease liabilities	76,413	77,743
Finance lease liabilities	67,813	67,660
Other liabilities and deferred credits	229,948	237,699
Total liabilities	5,156,105	5,021,606
Commitments and contingencies
Redeemable noncontrolling interests	176,539	178,370
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $.01 par, 200,000,000 and 100,000,000 shares authorized, respectively, 81,618,162 and 81,342,959 shares issued and outstanding, respectively	821	818
Additional paid-in capital	3,846,845	3,821,801
Accumulated dividends in excess of net income	(1,132,350)	(1,034,186)
Accumulated other comprehensive income	6,773	5,757
Total shareholders’ equity of the Trust	2,881,911	2,954,012
Noncontrolling interests	79,138	80,003
Total shareholders’ equity	2,961,049	3,034,015
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,293,693	$8,233,991

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
September 30, 2023
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$59,392	$158,774	$180,127	$277,969
Net income attributable to noncontrolling interests	(2,344)	(2,636)	(7,245)	(8,171)
Gain on deconsolidation of VIE	—	(70,374)	—	(70,374)
Gain on sale of real estate	—	(29,723)	(1,702)	(29,723)
Depreciation and amortization of real estate assets	71,802	67,455	212,792	196,159
Amortization of initial direct costs of leases	8,116	7,454	23,468	19,129
Funds from operations	136,966	130,950	407,440	384,989
Dividends on preferred shares (2)	(1,875)	(1,875)	(5,625)	(5,625)
Income attributable to downREIT operating partnership units	693	704	2,074	2,111
Income attributable to unvested shares	(494)	(449)	(1,481)	(1,353)
FFO	$135,290	$129,330	$402,408	$380,122
Weighted average number of common shares, diluted (2)(3)	82,004	81,511	81,942	80,232
FFO per diluted share (3)	$1.65	$1.59	$4.91	$4.74

Dividends and Payout Ratios
Regular common dividends declared	$88,958	$87,694	$265,022	$256,867
Dividend payout ratio as a percentage of FFO	66%	68%	66%	68%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$56,514	$70,916	$161,928	$215,987
Tenant improvements and incentives	16,965	18,521	55,383	55,147
Total non-maintenance capital expenditures	73,479	89,437	217,311	271,134
Maintenance capital expenditures	5,034	10,061	13,715	23,929
Total capital expenditures	$78,513	$99,498	$231,026	$295,063

Other Information
Leasing costs	$7,071	$6,505	$16,624	$16,514
Share-based compensation expense (non-cash)	$3,386	$3,235	$10,831	$10,255

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,641	$4,017	$11,158	$13,592
Depreciation and amortization	(1,827)	(1,919)	(5,496)	(6,532)
Interest expense	(163)	(167)	(491)	(1,000)
Net income	$1,651	$1,931	$5,171	$6,060
Notes:
(1)See Glossary of Terms.
(2)For the three and nine months ended September 30, 2023 and 2022, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)The weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share for all periods presented, but is anti-dilutive for the computation of dilutive EPS for the three and nine months ended September 30, 2023.
(4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
September 30, 2023

Components of Rental Income (1)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)
Minimum rents (2)
Commercial	$187,301	$179,224	$552,855	$519,771
Residential	26,280	25,541	76,073	72,751
Cost reimbursements	53,642	50,223	155,583	146,992
Percentage rents	4,439	5,118	13,346	12,647
Other (3)	14,008	12,138	40,338	38,737
Collectibility related impacts (4)	653	935	1,314	2,618
Total rental income	$286,323	$273,179	$839,509	$793,516
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in millions)

Straight-line rents	$3.6	$4.6	$8.6	$14.4
Amortization of in-place leases	$3.3	$2.7	$9.6	$8.1
(3)Includes lease termination fees of $2.4 million and $1.3 million for the three months ended September 30, 2023 and 2022, respectively, and $5.6 million and $8.4 million for the nine months ended September 30, 2023 and 2022, respectively.
(4)For the three months ended September 30, 2023 and 2022, our collectability related impacts include the collection of approximately $1.1 million and $2.0 million, respectively, and $4.1 million and $7.1 million for the nine months ended September 30, 2023 and 2022, respectively, of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.

Federal Realty Investment Trust
Comparable Property Information
September 30, 2023

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q3 include: Assembly Row Phase 3, CocoWalk, Darien Commons, Friendship Center, Huntington Shopping Center, Pike & Rose Phases 3 and 4, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q3 2022 to Q3 2023. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	September 30,
	2023	2022
	(in thousands)
Operating income	$100,084	$191,727
Add:
Depreciation and amortization	81,731	77,109
General and administrative	13,149	13,100
Gain on deconsolidation of VIE	—	(70,374)
Gain on sale of real estate	—	(29,723)
Property operating income (POI)	194,964	181,839
Less: Non-comparable POI - acquisitions/dispositions	(6,092)	(5,215)
Less: Non-comparable POI - redevelopment, development & other	(18,351)	(12,267)
Comparable property POI	$170,521	$164,357

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	September 30,
	2023	2022	% Change
	(in thousands)
Minimum rents (1)	$187,889	$182,862
Cost reimbursements	49,171	46,396
Other	12,292	11,871
Collectibility related impacts	351	764
	249,703	241,893

Rental expenses	(49,079)	(48,441)
Real estate taxes	(30,103)	(29,095)
	(79,182)	(77,536)

Comparable property POI	$170,521	$164,357	3.8%
Less:
Lease termination fees	(2,390)	(1,313)
Prior period rents collected (2)	(867)	(1,719)
Comparable property POI excluding lease termination fees and prior period rents collected	$167,264	$161,325	3.7%

Comparable Property - Summary of Capital Expenditures (3)
	Three Months Ended
	September 30,
	2023	2022
	(in thousands)
Redevelopment and tenant improvements and incentives	$30,998	$37,726
Maintenance capital expenditures	4,927	9,623
	$35,925	$47,349

Comparable Property - Occupancy Statistics (3)
	At September 30,
	2023	2022
GLA - comparable commercial properties	23,552,000	23,545,000
Leased % - comparable commercial properties	93.8%	94.2%
Occupancy % - comparable commercial properties	92.0%	92.1%
Notes:
(1)For the three months ended September 30, 2023 and 2022, amount includes straight-line rents of $1.9 million and $2.3 million and amortization of in-place leases of $2.8 million and $2.4 million, respectively.
(2)Amount represents collection of prior period rents which were contractually deferred or payment renegotiated specifically related to the COVID-19 pandemic.
(3)See page 9 for "Summary of Capital Expenditures" and page 25 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data and Leverage and Liquidity Ratios
September 30, 2023
	September 30,
	2023	2022
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	82,254	81,857
Market price per common share	$90.63	$90.12
Common equity market capitalization including downREIT operating partnership units	$7,454,680	$7,376,953

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$7,614,505	$7,536,778

Total debt	$4,450,525	$4,296,899
Less: cash and cash equivalents	(98,210)	(146,214)
Total net debt (3)	$4,352,315	$4,150,685

Total market capitalization	$11,966,820	$11,687,463

Leverage and Liquidity Ratios
Total net debt to market capitalization at market price per common share	36%	36%
Ratio of EBITDAre to combined fixed charges and preferred share dividends, three months ended (4)(5)	3.5x	4.0x
Ratio of EBITDAre to combined fixed charges and preferred share dividends, nine months ended (4)(5)	3.6x	4.1x

Notes:
(1)Amounts include 635,431 and 652,233 downREIT operating partnership units outstanding at September 30, 2023 and 2022, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)EBITDAre is reconciled to net income in the Glossary of Terms.
(5)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.

Federal Realty Investment Trust
Summary of Outstanding Debt
September 30, 2023
	As of September 30, 2023
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bell Gardens	8/1/2026	4.06%	11,608
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	SOFR + 1.95%	53,978
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	30,132
Chelsea	1/15/2031	5.36%	4,127
Subtotal			319,945
Net unamortized debt issuance costs and premium			(1,444)
Total mortgages payable, net			318,501		4.01%

Notes payable
Term Loan (4)	4/16/2024	SOFR + 0.85%	600,000
Revolving Credit Facility (4)(5)	4/5/2027	SOFR + 0.775%	50,500
Various	Various through 2059	Various	2,503
Subtotal			653,003
Net unamortized debt issuance costs			(800)
Total notes payable, net			652,203		6.51%	(7)

Senior notes and debentures
Unsecured fixed rate
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.38%	350,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,494,200
Net unamortized debt issuance costs and premium			(14,379)
Total senior notes and debentures, net			3,479,821		3.75%

Total debt, net			$4,450,525

Total fixed rate debt, net			$3,800,797	85%	3.77%
Total variable rate debt, net			649,728	15%	6.50%	(7)
Total debt, net			$4,450,525	100%	4.17%	(7)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At September 30, 2023, our share of unconsolidated debt was approximately $62.5 million. At September 30, 2023, our noncontrolling interests' share of mortgages payable was $15.5 million.
(2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%. The reference rate for the mortgage loan and related swaps was amended from LIBOR to SOFR in May 2023. This amendment was effective for interest payments subsequent to July 1, 2023.
(3)The interest rates on these mortgages range from 3.91% to 5.00%.
(4)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR and our term loan bears interest at Term SOFR as defined in the respective credit agreements, plus 0.10%, plus a spread, based on our current credit rating.
(5)The maximum amount drawn under our $1.25 billion revolving credit facility during the three and nine months ended September 30, 2023 was $63.5 million and $80.5 million, respectively. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for the three and nine months ended September 30, 2023 was 6.1% and 5.7%, respectively.
(6)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 7.
(7)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2023
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2023	$1,067	$—		$1,067		—%	—%
2024	3,970	600,000		603,970		13.5%	3.7%
2025	3,750	44,298		48,048		1.1%	3.9%
2026	3,066	1,052,450	(1)	1,055,516		23.6%	4.6%
2027	2,633	690,682		693,315		15.5%	3.8%
2028	2,509	400,500	(2)	403,009		9.0%	5.7%	(5)
2029	2,327	458,105		460,432		10.3%	3.3%
2030	681	400,000		400,681		9.0%	3.7%
2031	110	—		110		—%	6.0%
2032	—	—		—		—%	—%
Thereafter	—	801,000		801,000		18.0%	4.2%
Total	$20,113	$4,447,035		$4,467,148	(3)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $600.0 million term loan matures on April 16, 2024, plus two one-year extensions at our option to April 16, 2026.
(2)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option to April 5, 2028. As of September 30, 2023, there was $50.5 million outstanding under this credit facility.
(3)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of September 30, 2023. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 7 years.
(4)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(5)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
September 30, 2023

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Active Mixed-Use Redevelopment/Expansion Projects
Property (1)	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2023 POI Delivered(2)
				(in millions)	(in millions)

Santana West (3)	San Jose, CA	Development of a 376,000 square foot office building	6%	$315 - $330	$223	—
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 266,000 square foot office building with 10,000 square feet of retail space. 160,000 square feet of office and 8,000 square feet of retail space leased.	6%	$185 - $200	$141	5 - 10%
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$109	50 - 60%
Total Active Mixed-Use Redevelopment/Expansion Projects			6%	$610 - $650	$473

Active Redevelopment/Expansion Projects
Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7 - 8%	$80 - $85	$65	2024
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$17	$15	2024
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$8	2024
Pike 7 Plaza	Vienna, VA	Development of a new 3,200 square foot pad building pre-leased to a restaurant tenant	8%	$3	$2	2024
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	6%	$2	$2	Stabilized
Dedham	Dedham, MA	Development of a new 4,000 square foot pad building with drive-thru pre-leased to a restaurant tenant	7%	$2	$2	Stabilized
Total Active Redevelopment/Expansion Projects			7 - 8%	$115 - $120	$94

Active Property Improvement Projects (6)
Various Properties		Ongoing improvements at 16 properties to better position those properties to capture a disproportionate amount of retail demand	6% - 13%	$78	$62
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
September 30, 2023

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Andorra	Philadelphia, PA	✓
Bala Cynwyd	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Grossmont Center	La Mesa, CA	✓
Hoboken	Hoboken, NJ		✓
Huntington	Huntington, NY		✓
Mercer Mall	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Santana Row - Santana West (3)	San Jose, CA			✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Willow Grove	Willow Grove, PA	✓	✓
Willow Lawn	Richmond, VA		✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Property Acquisition, Dispositions, & Other Transactions
September 30, 2023

Property Acquisition

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 31, 2023	Huntington Square (1)	East Northport, New York	168,000	$35.5	At Home / AMC
(1)The purchase price includes the acquisition of the portions of the property not previously owned, as well as the acquisition of the fee interest in the land underneath the portion of Huntington Square shopping center which we control under a long-term ground lease.

Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
February 15, 2023	Town Center of New Britain	New Britain, Pennsylvania	$13.2
October 27, 2023	Third Street Promenade (1 building)	Santa Monica, California	$17.2

Other Investment Transactions
On May 26, 2023, we exercised our option and acquired the 22.3% tenancy in common ("TIC") interest from our co-owner at Escondido Promenade for $30.5 million, bringing our ownership interest to 100%. As a result of the transaction, we gained control of this property, and effective May 26, 2023, we have consolidated this property.
On October 12, 2023, we acquired the fee interest under a portion of our Mercer on One (formerly known as Mercer Mall) property for $55.0 million pursuant to the purchase option included in the master lease.

Financing Transactions
On April 12, 2023, we issued $350.0 million of fixed rate senior unsecured notes that mature on May 1, 2028 and bear interest at 5.375%. The notes were offered at 99.590% of the principal amount with a yield to maturity of 5.468%. The net proceeds, after issuance discount, underwriting fees, and other costs were $345.7 million.
On June 1, 2023, we repaid our $275.0 million 2.75% senior unsecured notes at maturity.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	$109,666	$40,000	22	226,000	100%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(5)	Los Angeles-Long Beach-Anaheim, CA	119,119	11,608	32	330,000	97%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,963		1	42,000	73%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	91,305		22	243,000	99%		32,000	Sprouts	Total Wine & More / Rite Aid / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	180,064		32	440,000	100%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Ulta / Michaels
Escondido Promenade		San Diego-Carlsbad, CA	135,059		18	298,000	99%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	27,876		3	71,000	81%				CB2
Freedom Plaza	(5)	Los Angeles-Long Beach-Anaheim, CA	44,177		9	114,000	96%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Grossmont Center	(5)	San Diego-Carlsbad, CA	176,703		64	932,000	98%		294,000	Target / Walmart	Barnes & Noble / / Macy's / CVS / Restoration Hardware Outlet
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,720		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	62,020		3	181,000	86%		39,000	Target	Marshalls / L.A. Fitness / CVS
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,615		8	81,000	98%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	41,942		8	99,000	86%				Anthropologie / Sephora / Teleferic Barcelona
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	82,910		12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress For Less / Ulta
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,957		4	48,000	96%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	307,879	125,000	50	502,000	97%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	51,916		22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,305,193		45	1,206,000	99%	662			Crate & Barrel / Container Store / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	46,509		12	148,000	93%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	91,332		2	207,000	72%				adidas / Patagonia / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,385		44	648,000	91%		167,000	Target	Nordstrom Rack / Nike Factory / TJ Maxx / Burlington
		Total California	3,100,310		428	6,457,000	96%

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	51,831		10	113,000	98%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	264,516		17	529,000	95%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Nike Live / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	25,867		10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	45,682		9	89,000	75%		35,000	Safeway	Starbucks
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,866		21	325,000	89%	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store / Buy Buy Baby
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,329		2	38,000	73%
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,043		11	124,000	94%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	73,029		18	249,000	93%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,200		1	54,000	100%				Marshalls / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,720		16	207,000	97%				Marshalls / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,446		10	132,000	91%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,176		7	73,000	84%		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	210,805		45	410,000	99%		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress For Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	61,452		26	364,000	96%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,473		36	369,000	99%		73,000	Giant Food / Target (S)	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	94,963		29	565,000	98%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Petsmart
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,096		10	91,000	100%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	32,159		25	228,000	91%		65,000	Safeway	Micro Center / CVS / Michaels
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	856,042		24	792,000	100%	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	55,591		13	172,000	97%		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,813		10	116,000	95%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,044		16	271,000	81%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	23,824		12	111,000	96%		26,000	L.A. Mart	Talbots / Total Wine & More
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,061		10	101,000	93%		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,145		5	48,000	88%		15,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	78,856	7,040	16	265,000	90%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	115,520		14	297,000	98%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,513		12	88,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,622,062		435	6,365,000	95%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	107,259		46	407,000	94%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	51,111	11,500	11	98,000	89%				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	148,351		9	92,000	92%	124			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	96,463		17	408,000	99%		32,000	Island of Gold / TBA	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	86,444		9	147,000	91%		43,000	Foodway	Five Below / IHOP

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	33,825		13	103,000	76%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	39,230		15	134,000	94%		61,000	Shop Rite	TJ Maxx
Hoboken	(5) (8)	New York-Newark-Jersey City, NY-NJ-PA	228,026	84,110	4	171,000	99%	129			Nike Live / CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	101,336		21	119,000	90%			TBA	Petsmart / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	50,555		18	243,000	98%			Stop & Shop (S)	Barnes & Noble / At Home / AMC
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	105,099		21	253,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage / Public Lands
Mercer on One (formerly Mercer Mall)	(7)	Trenton, NJ	133,856	55,170	50	551,000	89%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	130,807	43,600	21	193,000	95%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,422		19	211,000	99%		65,000	Target	L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,377,532		275	3,165,000	94%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,126,343		65	1,212,000	93%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	31,124		15	114,000	94%		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	37,193	4,127	36	230,000	100%				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	51,810		20	253,000	92%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	158,230		19	224,000	96%	7	50,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,467		17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,433,536		200	2,230,000	94%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,843		22	270,000	87%		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	76,625		23	174,000	97%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	38,601		28	260,000	96%		47,000	Whole Foods	Five Below / RH Outlet / Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	19,620		24	156,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,754		21	223,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	63,524		29	357,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,637		15	214,000	81%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2023
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
			(in thousands)	(in thousands)
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	49,015		13	88,000	98%		31,000	TBA	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	44,046		14	246,000	76%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			385,665		189	1,988,000	92%

South Florida
CocoWalk	(5) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	203,401		3	277,000	100%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	75,821		17	187,000	98%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	181,086		41	391,000	96%				Nike Factory / Old Navy / DSW / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	103,986		67	431,000	100%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	564,294		128	1,286,000	99%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	34,990		24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco
Perring Plaza		Baltimore-Columbia-Towson, MD	35,518		29	397,000	88%		57,000	TBA	Home Depot / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	131,566		35	315,000	96%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,515		4	33,000	100%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,066		7	80,000	98%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	27,933		16	56,000	87%
		Total Baltimore	276,588		115	1,124,000	94%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,685		14	168,000	96%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,691		21	281,000	53%				Michaels / Five Below / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	16,047		11	139,000	96%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,500		17	211,000	95%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,923		63	799,000	81%

Other
Barracks Road		Charlottesville, VA	74,551		40	495,000	88%		99,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	37,461		22	264,000	88%		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(5)	Phoenix-Mesa-Chandler, AZ	180,418		41	642,000	86%		82,000	Fry's Food & Drug	Floor & Décor / Marshalls / Nordstrom Last Chance / Best Buy
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,217		20	216,000	79%		69,000	Kroger	Best Buy / DSW
Hilton Village	(5)	Phoenix-Mesa-Chandler, AZ	86,202		18	305,000	92%				CVS / Houston's
Lancaster	(7)	Lancaster, PA	13,700	5,603	11	126,000	99%		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,844		15	168,000	98%		32,000	Lidl	HomeGoods / DSW / Staples

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2023
Property Name	MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor (4)	Other Retail Tenants
		(in thousands)	(in thousands)
Willow Lawn	Richmond, VA	107,689		37	463,000	98%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
	Total Other	561,082		204	2,679,000	90%

Grand Total		$10,535,992	$387,758	2,037	26,093,000	94%	3,104

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	TBA indicates that a lease is signed.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes CocoWalk and interests in four buildings in Coconut Grove.
(S)	Grocer is a shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2023

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2023	100	100%	552,765	$34.51	$31.17	$1,848,740	11%	21%	8.8	$17,240,180	$31.19
2nd Quarter 2023	107	100%	576,345	$35.34	$33.09	$1,295,986	7%	19%	6.8	$9,582,941	$16.63
1st Quarter 2023	101	100%	504,502	$34.72	$31.20	$1,777,121	11%	24%	8.8	$19,911,347	$39.47
4th Quarter 2022	105	100%	415,519	$43.52	$39.60	$1,624,898	10%	21%	7.0	$12,991,578	$31.27
Total - 12 months	413	100%	2,049,131	$36.62	$33.43	$6,546,745	10%	21%	7.8	$59,726,046	$29.15

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2023	56	56%	410,575	$28.18	$24.91	$1,340,705	13%	27%	11.0	$16,926,600	$41.23
2nd Quarter 2023	42	39%	128,861	$42.96	$37.91	$651,591	13%	30%	8.3	$8,784,091	$68.17
1st Quarter 2023	40	40%	242,022	$35.60	$32.66	$710,823	9%	23%	11.9	$19,167,487	$79.20
4th Quarter 2022	35	33%	146,428	$43.39	$37.01	$934,794	17%	32%	10.1	$10,896,153	$74.41
Total - 12 months	173	42%	927,886	$34.57	$30.64	$3,637,913	13%	27%	10.6	$55,774,331	$60.11

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2023	44	44%	142,190	$52.80	$49.23	$508,035	7%	13%	5.4	$313,580	$2.21
2nd Quarter 2023	65	61%	447,484	$33.15	$31.71	$644,395	5%	15%	6.2	$798,850	$1.79
1st Quarter 2023	61	60%	262,480	$33.92	$29.85	$1,066,298	14%	24%	5.8	$743,860	$2.83
4th Quarter 2022	70	67%	269,091	$43.58	$41.02	$690,104	6%	15%	5.4	$2,095,425	$7.79
Total - 12 months	240	58%	1,121,245	$38.32	$35.73	$2,908,832	7%	17%	5.8	$3,951,715	$3.52

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter				Number of Leases Signed	% of Comparable Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2023				105	95%	565,496		$35.00	8.9	$18,301,660	$32.36
2nd Quarter 2023				112	96%	602,911		$35.72	6.9	$11,511,825	$19.09
1st Quarter 2023				107	94%	524,286		$35.05	8.8	$20,974,263	$40.01
4th Quarter 2022				110	95%	425,159		$43.76	7.1	$13,601,431	$31.99
Total - 12 months				434	95%	2,117,852		$36.98	7.9	$64,389,179	$30.40

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8) (9)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
3rd Quarter 2023				137		1,047,182		$28.19	7.6	$18,301,660	$17.48
2nd Quarter 2023				141		938,977		$31.92	6.3	$11,511,825	$12.26
1st Quarter 2023				130		781,061		$31.50	7.9	$20,974,263	$26.85
4th Quarter 2022				128		749,673		$31.93	6.6	$13,601,431	$18.14
Total - 12 months				536		3,516,893		$30.72	7.1	$64,389,179	$18.31

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties and Escondido Promenade, which was not consolidated from Q3 2022 through Q1 2023; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects and Phase 4 of Pike & Rose. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed are included in the projected costs for the respective projects.
(9)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
September 30, 2023

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2023	177,000	1%	$21.56	248,000	3%	$35.05	425,000	2%	$29.42
2024	1,157,000	7%	$19.75	825,000	10%	$46.70	1,981,000	8%	$30.97
2025	2,334,000	15%	$19.17	1,172,000	15%	$41.35	3,506,000	15%	$26.58
2026	1,234,000	8%	$22.68	936,000	12%	$48.89	2,170,000	9%	$33.99
2027	1,986,000	12%	$25.81	1,006,000	13%	$51.16	2,992,000	13%	$34.33
2028	1,734,000	11%	$20.66	1,010,000	13%	$51.42	2,744,000	11%	$31.98
2029	1,893,000	12%	$25.03	728,000	9%	$49.14	2,622,000	11%	$31.73
2030	714,000	4%	$20.12	337,000	4%	$52.39	1,050,000	4%	$30.46
2031	711,000	4%	$25.25	441,000	6%	$45.77	1,152,000	5%	$33.10
2032	1,648,000	10%	$29.20	577,000	7%	$46.18	2,226,000	9%	$33.60
Thereafter	2,543,000	16%	$26.27	673,000	8%	$46.54	3,216,000	13%	$30.51
Total (3)	16,131,000	100%	$23.63	7,953,000	100%	$47.33	24,084,000	100%	$31.45

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2023	177,000	1%	$21.56	240,000	3%	$34.62	418,000	2%	$29.07
2024	747,000	5%	$19.22	579,000	7%	$47.02	1,326,000	5%	$31.35
2025	838,000	5%	$16.11	765,000	10%	$38.92	1,604,000	7%	$26.99
2026	401,000	3%	$25.94	548,000	7%	$48.82	949,000	4%	$39.15
2027	471,000	3%	$21.22	536,000	7%	$50.89	1,007,000	4%	$37.02
2028	480,000	3%	$20.07	545,000	7%	$46.97	1,024,000	4%	$34.38
2029	632,000	4%	$25.01	485,000	6%	$47.41	1,117,000	5%	$34.74
2030	477,000	3%	$23.86	404,000	5%	$49.55	882,000	4%	$35.65
2031	368,000	2%	$21.61	366,000	4%	$49.29	733,000	3%	$35.41
2032	345,000	2%	$31.73	458,000	6%	$51.86	803,000	3%	$43.21
Thereafter	11,195,000	69%	$24.41	3,027,000	38%	$48.46	14,221,000	59%	$29.53
Total (3)	16,131,000	100%	$23.63	7,953,000	100%	$47.33	24,084,000	100%	$31.45

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of September 30, 2023.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of September 30, 2023.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2023

	As of:
	September 30, 2023	June 30, 2023	September 30, 2022

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	26,093,000	25,951,000	25,791,000
Leased %	94.0%	94.3%	94.3%
Occupied %	92.3%	92.8%	92.1%
Leased % - anchor tenants	95.8%	96.4%	96.7%
Leased % - small shop tenants	90.7%	90.2%	89.9%
Active commercial tenant leases	3,285	3,270	3,237

Comparable Properties (1)
GLA	23,552,000	23,541,000	23,545,000
Leased %	93.8%	94.0%	94.2%
Occupied %	92.0%	92.4%	92.1%

Residential Properties

Overall Portfolio (1)(2)
Residential units	3,104	3,103	3,264
Leased %	97.8%	97.6%	97.0%

Comparable Properties (1)
Residential units	2,480	2,480	2,480
Leased %	97.7%	98.0%	97.3%

Notes:
(1)	See Glossary of terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2023

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$23,415,000	2.71%	1,147,000	3.96%	37
2	Ahold Delhaize	BBB+ / Baa1	$14,960,000	1.73%	776,000	2.68%	12
3	NetApp, Inc.	BBB+ / Baa2	$14,769,000	1.71%	304,000	1.05%	1
4	Splunk, Inc.	NR / NR	$12,271,000	1.42%	235,000	0.81%	1
5	CVS Corporation	BBB / Baa2	$11,210,000	1.30%	288,000	0.99%	21
6	Gap, Inc., The	BB / Ba3	$11,020,000	1.27%	320,000	1.10%	29
7	L.A. Fitness International LLC	B- / B3	$10,900,000	1.26%	415,000	1.43%	10
8	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba2	$8,588,000	0.99%	568,000	1.96%	11
9	Ross Stores, Inc.	BBB+ / A2	$7,554,000	0.87%	365,000	1.26%	13
10	Home Depot, Inc.	A / A2	$7,485,000	0.87%	478,000	1.65%	6
11	Kroger Co., The	BBB / Baa1	$7,166,000	0.83%	611,000	2.11%	12
12	AMC Entertainment Inc.	CCC+ / Caa2	$7,106,000	0.82%	283,000	0.98%	6
13	PUMA North America, Inc.	NR / NR	$6,963,000	0.81%	155,000	0.53%	2
14	Bank of America, N.A.	A- / A1	$6,678,000	0.77%	115,000	0.40%	22
15	Dick's Sporting Goods, Inc.	BBB / Baa3	$6,389,000	0.74%	289,000	1.00%	6
16	Target Corporation	A / A2	$6,310,000	0.73%	627,000	2.16%	7
17	Ulta Beauty, Inc.	NR / NR	$5,905,000	0.68%	171,000	0.59%	16
18	Michaels Stores, Inc.	B- / B3	$5,774,000	0.67%	316,000	1.09%	14
19	Choice Hotels International, Inc.	BBB- / Baa3	$5,588,000	0.65%	109,000	0.38%	1
20	Wells Fargo Bank, N.A.	BBB+ / A1	$5,203,000	0.60%	66,000	0.23%	16
21	Hudson's Bay Company (Saks)	NR / NR	$5,155,000	0.60%	100,000	0.35%	3
22	Whole Foods Market, Inc.	AA- / A1	$5,016,000	0.58%	167,000	0.58%	4
23	Starbucks Corporation	BBB+ / Baa1	$4,993,000	0.58%	73,000	0.25%	41
24	JPMorgan Chase Bank	A- / A1	$4,948,000	0.57%	77,000	0.27%	19
25	Burlington Stores, Inc.	BB+ / NR	$4,939,000	0.57%	280,000	0.97%	7
	Totals - Top 25 Tenants		$210,305,000	24.32%	8,335,000	28.76%	317

	Total (5):		$864,752,000	(2)	28,980,000	(4)

Notes:
(1)	Credit Ratings are as of September 30, 2023. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
September 30, 2023

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2023. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of October 20, 2023.

	Full Year 2023 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.65	$2.73
Adjustments:
Estimated gain on sale of real estate, net	(0.02)	(0.02)
Estimated depreciation and amortization	3.87	3.87
Estimated FFO per diluted share	$6.50	$6.58
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions (1):

Comparable properties growth	2.75% - 3.75%
Comparable properties growth excluding prior period rents and term fees	3.75% - 4.75%
Incremental redevelopment/expansion POI (2)	$16 - $19 million
General and administrative expenses	$51 - $53 million (annual)
2022 Dispositions POI	$5 million
Development/redevelopment capital	$175 - $200 million (annual)
Capitalized interest	$20 - $22 million (annual)
Notes:
(1)Does not assume any material changes of tenants moving to or from a cash basis of accounting.
(2)Includes the expected additional POI to be recognized in 2023 compared to the amount recognized in 2022 from all of the redevelopments listed on pages 16 and 17 of our supplemental information document filed on Form 8-K on February 8, 2023. Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2023 and 2022 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands)
Net income	$59,392	$158,774	$180,127	$277,969
Interest expense	42,726	35,060	124,835	98,707
Other interest income	(721)	(234)	(3,775)	(487)
Income tax provision	322	466	662	635
Depreciation and amortization	81,731	77,109	239,342	223,244
Gain on deconsolidation of VIE	—	(70,374)	—	(70,374)
Gain on sale of real estate	—	(29,723)	(1,702)	(29,723)
Adjustments of EBITDAre of unconsolidated affiliates	2,070	1,302	8,324	3,098
EBITDAre	$185,520	$172,380	$547,813	$503,069

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.